                                                             EXHIBIT (8)(u)

                                                             ML DARFT 07/23/02

                             PARTICIPATION AGREEMENT
                                      AMONG
                      MERRILL LYNCH LIFE INSURANCE COMPANY,
                       VAN KAMPEN EQUITY TRUST, VANKAMPEN
              COMSTOCK FUND, VAN KAMPEN EQUITY AND INCOME FUND, AND
                              VAN KAMPEN FUNDS INC.


         THIS AGREEMENT, dated as of the _____ day of _________, 2002, by and among Merrill Lynch Life Insurance Company (the "Company"), an Arkansas life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (hereinafter referred to individually and collectively as the "Account"), the Van Kampen Equity Trust, Van Kampen Comstock Fund and the Van Kampen Equity and Income Fund (each a "Fund," collectively the "Funds"), each a Delaware business trust, and Van Kampen Funds Inc. (the "Underwriter"), a Delaware company.

         WHEREAS, the shares of beneficial interests of the Funds are divided into series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;

         WHEREAS, the Funds are registered as an open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act") and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, Van Kampen Asset Management Inc., a Delaware company, is an investment adviser duly registered under the Investment Advisers Act of 1940 that serves as investment adviser to the Van Kampen Equity and Income Fund and the Van Kampen Comstock Fund, and Van Kampen Investment Advisory Corp., a Delaware company, is an investment adviser duly registered under the Investment Advisers Act of 1940 that serves as investment adviser to the Van Kampen Equity Trust ;

         WHEREAS, the Underwriter, which serves as distributor to the Funds, is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to variable annuity contracts set forth in

Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Contracts");

         WHEREAS, each Portfolio issues shares to the general public and to the separate accounts of insurance companies ("Participating Insurance Companies") to fund variable annuity contracts sold to certain qualified pension and retirement plans;

         WHEREAS, the Company intends to purchase shares of other open-end management investment companies that offer shares to the general public to fund the Contracts;

         WHEREAS, the Funds and the Underwriter know of no reason why shares in any Portfolio may not be sold to Participating Insurance Companies to fund variable annuity contracts sold to certain qualified pension and retirement plans; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (and classes thereof) listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares in the Designated Portfolios, and classes thereof, to the Account at net asset value.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

         1.1. Each Fund has granted to the Underwriter exclusive authority to distribute Fund shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account shares of the Designated Portfolios and classes thereof listed on Schedule B to this Agreement (the "Shares"). Pursuant to such authority and instructions, and subject to Article IX hereof, the Underwriter agrees to make the Shares available to the Company for purchase on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Board of Trustees of a Fund (the "Board") may suspend or terminate the offering of Shares of any Designated Portfolio or class thereof or liquidate any Designated Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio.

         1.2. The Funds shall redeem, at the Company's request, any full or fractional Shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Shares attributable to Contract owners except in the circumstances permitted in Section 9.3 of this Agreement, and (ii) the Funds may delay redemption of Shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations, or orders thereunder.

         1.3.     Purchase and Redemption Procedures

The Funds hereby appoint the Company as an agent of the Funds for the limited purpose of receiving purchase and redemption requests from the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for the Shares made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Under no circumstances will the Company change, alter or manipulate any instruction received by it in good order. All transactions in Account Shares shall be executed through the Omnibus Accounts of Company's affiliate Merrill Lynch, Pierce, Fenner & Smith, Inc. ("Omnibus Accounts"). Receipt of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Fund calculates its net asset value pursuant to the rules of the SEC (a "Business Day") by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day. Company will provide to the Funds or their designee via the NSCC Fund SERV DCC & S platform (which utilizes the "as of" record layout within Fund/SERV) one or more files detailing the instructions received with respect to each Account prior to 4:00 p.m. ET on the prior Business Day for each of the Funds. If for any reason Merrill Lynch is unable to transmit the file(s) with respect to any Business Day, Merrill Lynch will notify the Funds or their designee by 9:00 a.m. ET on the next following Business Day. Each purchase and redemption order transmitted by the Company will constitute a representation by the Company that such order was based on instructions and Contract owner level transactions that the Company received and accepted as being in good order no later than the close of trading on the prior Business Day, and that the order included all instructions and Contract owner level transactions so received by the Company.

                  (b) The Company shall pay for Shares on the same day that it notifies a Fund of a purchase request for its Shares. Payment for Shares shall be made in federal funds transmitted to the Fund via the NSCC Fund/SERV DCC&S platform to be received by the Fund by 2:00 p.m. Eastern Time on the day the Fund is notified of the purchase request for Shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of Shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account). Upon receipt of federal funds transmitted via the NSCC Fund/SERV DCC&S platform, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. Notwithstanding any provision of this Agreement to the contrary, for purchase and redemption instructions with respect to any Shares of a Fund, Company and the Fund will settle the purchase and redemption transactions referred to herein, via the NSCC Fund/SERV platform settlement process on the next Business Day following the effective trade date. The Fund will provide to Company a daily transmission of positions and trading activity taking place in the Omnibus Accounts using Company's affiliate's proprietary Inventory Control System ("ICS").


                  (c) Payment for Shares of a Fund redeemed by the Account or the Company shall be made in federal funds transmitted via the NSCC Fund/SERV DCC&S platform to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such Shares (unless redemption proceeds are to be applied to the purchase of Shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Funds reserve the right to redeem Shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Funds as described in their then current prospectuses. The Funds shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

         1.4. The Funds shall use best efforts to make the closing net asset value per Share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day via the NSCC Profile 1 platform, and in any event, as soon as reasonably practicable after the closing net asset value per Share for such Designated Portfolio is calculated, and shall calculate such closing net asset value, including any applicable daily dividend factor, in accordance with the subject Fund's Prospectus. Neither the Funds, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to a Fund or the Underwriter. Any material error (as determined by the subject Fund's Board in accordance with SEC guidelines) in the calculation of the closing net asset value, including any applicable daily dividend factor per Share shall be reported immediately upon discovery to the Company. If a Fund provides the Company with materially incorrect net asset value or dividend information, through no fault of the Company, the Company shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct closing net asset value, including any applicable daily dividend factor per Share. The correction of any such errors shall be made by the subject Fund at the separate account level and shall be made pursuant to the SEC's recommended guidelines regarding such errors.

         1.5. Notwithstanding anything to the contrary contained in this Agreement, each Fund will make available for purchase by the Company on behalf of the Account a class of shares available at net asset value which are not subject to a contingent deferred sales charge or redemption fee. In addition, no exchange fees will be applicable to shares of the Funds purchased by the Company on behalf of the Account. The Funds shall furnish notice (via the NSCC Profile II platform to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Shares. The form of payment of dividends and capital gains distributions will be determined in accordance with the Company's operational procedures in effect at the time of the payment of such dividend or distribution. At this time, the Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Shares in the form of cash. Company will reinvest a portion or all of the cash proceeds for additional Shares of that Designated Portfolio through a trade processed via the NSCC platform. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in the form of reinvestment of such dividends and capital gain distributions as additional Shares of that Designated Portfolio The Funds shall notify the Company promptly of the number of Shares so issued. All transactions of Account Shares contemplated herein shall be executed through the Omnibus Accounts.


         1.6. Issuance and transfer of Shares shall be by book entry only and executed through the Omnibus Accounts. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded by Company in an appropriate ledger for the Account or the appropriate subaccount of the Account.

         1.7      Fund Information.


         (a) The Funds will provide (or cause to be provided) to Company the information set forth in Schedule C hereto. In addition, notwithstanding anything contained in this Agreement to the contrary, each Fund hereby agrees that Company may use such information in communications prepared for the Contracts, including, but not limited to, application, marketing, sales and other communications materials. The Funds will use their best efforts to provide timely notification to Company of any change to their respective information described in Part I of Schedule C including without limitation any change to the CUSIP number or symbol designation of the Fund. If practicable, such notification shall be given to Company at least ten (10) Business Days prior to the effective date of the change or the effect of the change with respect to transactions by the Account in any affected Fund shall be delayed for a reasonable time following notification hereunder.

         (b) Notwithstanding anything to the contrary in this Agreement, upon request, each Fund will provide Company with prospectuses, proxy materials, financial statements, reports and other materials relating to such Fund in sufficient quantity for each Contract owner invested in the Fund.

         (c) With the exception of (i) listings of product offerings; (ii) materials in the public domain (e.g., magazine articles and trade publications); and (iii) materials used by Company on an internal basis only, Company agrees not to furnish or cause to be furnished to any third parties or to display publicly or publish any information or materials relating to the Funds, except such materials and information as may be distributed to Company by a Fund or approved for distribution by the Fund upon Company's request.


         1.8. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; each Fund's shares may be sold to other non-insurance product

(retail) investors as well as purchasers for insurance products such as Company, and the cash value of the Contracts may be invested in other investment companies.


ARTICLE II. Representations and Warranties

         2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Arkansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

         2.2. Each Fund represents and warrants that its Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. Each Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. Each Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, VKAM or VKIA (as the case may be), or the Underwriter.

         2.3. Each Fund and the Underwriter agree to furnish information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state, and including cooperating with the Company in any filings of sales literature for the Contracts), to the extent notified thereof in writing by the Company.

         2.4. Each Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

         2.5. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with any applicable state and federal securities laws.

         2.6. The Company and the Underwriter each warrant and represent that it is a member in good standing of the National Securities Clearing Corporation and will abide by its rules and regulations.

ARTICLE III. Prospectuses and Proxy Statements; Voting

         3.1. The Underwriter shall provide the Company with as many copies of the Funds' current prospectuses as the Company may reasonably request. The Fund or the Underwriter shall bear the expense of printing copies of the current prospectuses and profiles (fact sheets) for the Fund that will be distributed to existing Contract owners, and the Company shall bear the expense of printing copies of the Fund prospectuses and profiles that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, the Funds shall provide such documentation (including a final copy of the new prospectus on diskette at the Fund's or Underwriter's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Funds' prospectuses printed together in one document [(such printing of the Funds' prospectuses and profiles for existing Contract owners to be at the Fund's or Underwriter's expense).

         3.2. Each Fund's prospectus shall state that the current Statement of Additional Information ("SAI") for the Fund is available, and the Underwriter (or the Fund), at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

         3.3. Each Fund shall provide the Company with reasonable information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.

         3.4. Each Fund, at its or the Underwriter's expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

         3.5.     The Company shall:

                  (i)      solicit voting instructions from Contract owners;

                  (ii) vote the Shares in accordance with instructions received from Contract owners; and

                  (iii) vote Shares for which no instructions have been received in the same proportion as Shares of such portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Shares held in any segregated asset account in the same proportion as Shares of such portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

ARTICLE IV.  Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Funds or their designee, each piece of sales literature or other promotional material that the Company develops and in which such Fund (or a Designated Portfolio thereof) or its investment adviser or the Underwriter is named. No such material shall be used until approved by the subject Fund or its designee. A Fund or its designee shall review such sales literature or promotional material as soon as practicable after receipt, but in any event within ten (10) Business Days after receipt of such material. Each Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or its investment adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.

         4.2. The Company shall not give any information or make any representations or statements on behalf of a Fund or concerning the Fund or its investment adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or profiles or prospectus or SAI for the Fund shares, as such registration statement and profiles and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

         4.3. The Funds and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company. The Company will be deemed to have approved such sales literature or promotional material unless the Company objects or provides comments to the subject Fund, the Underwriter, or their designee within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

         4.4. The Funds and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the

Contracts other than the information or representations contained in a registration statement and prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company or as otherwise required by law.

         4.5. The Funds or Underwriter will each provide to the Company at least one complete copy of all profiles, prospectuses, SAIs, reports, proxy statements, and all amendments to any of the above, that relate to the Fund or its Shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Funds or the Underwriter will provide a copy of the registration statements, relevant sales literature and other promotional materials as exist, upon request from time to time.

         4.6. The Company will provide to the Funds at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Funds and the Underwriter any complaints received from the Contract owners pertaining to the Funds or the Designated Portfolio.

         4.7. The Funds will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in a Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Funds will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. Company acknowledges that periodic release of the Fund prospectuses and shareholder reports do not necessarily coincide with Contract prospectus annual updates.

         4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to a Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available with regard to the Fund, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund; provided however, "sale literature and other promotional materials" shall not include information not deemed relevant by Underwriter to sale of the Funds to the Accounts.

ARTICLE V. Fees and Expenses

         5.1. All expenses incident to performance by a Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal securities law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state securities laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's Shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required of management investment companies by any federal or state law, and all taxes on the issuance or transfer of the Fund's Shares.

         5.2. The Company shall bear the expenses of distributing the Funds' prospectuses to owners of Contracts issued by the Company and of distributing the Funds' proxy materials and reports to such Contract owners.

ARTICLE VI. Diversification and Qualification

         6.1. Each Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. Company acknowledges that the Funds and Portfolios are management investment companies generally sold to retail investors and not insurance-dedicated funds; the Funds are not diversified or qualified to be sold exclusively to insurance companies as provided by IRC Section 817(h).

ARTICLE VII. Indemnification

         7.1.     Indemnification By the Company

                  7.1(a). The Company agrees to indemnify and hold harmless the Funds and the Underwriter and each of their trustees/directors and officers, and each person, if any, who controls the Funds or the Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of a Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of a Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of a Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to a Fund by or on behalf of the Company; or

                  (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 6.1 of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

                  7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

                  7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the subject Fund.

         7.2.     Indemnification by the Underwriter

                  7.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or profile or prospectus or SAI or sales literature of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or a Fund by or on behalf of the Company for use in the registration statement, profile, prospectus or SAI for a Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter or persons under their control) or wrongful conduct of a Fund or the Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of a Fund or the Underwriter; or

                  (iv) arise as a result of any failure by a Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by a Fund or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by a Fund or the Underwriter;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

                  7.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                  7.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the

Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.2(d). The Indemnified Party will promptly notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII. Applicable Law

         8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

         8.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. Termination

         9.1. This Agreement shall continue in full force and effect until the first to occur of:

                  (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or

                  (b) termination by the Company by written notice to a Fund and the Underwriter based upon the Company's determination that Shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

                  (c) termination by the Company by written notice to a Fund and the Underwriter in the event any of the Shares are not registered, issued, or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                  (d) termination by a Fund or the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner, or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Shares; provided, however, that the Fund or the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                  (e) termination by the Company in the event that formal administrative proceedings are instituted against a Fund or the Underwriter by the NASD, the SEC, or any state securities or insurance department, or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Underwriter to perform its obligations under this Agreement; or

                  (f) termination by the Company by written notice to the subject Fund and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M as specified in Section 6.1 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

                  (g) termination by a Fund or the Underwriter by written notice to the Company, if the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (h) termination by the Company by written notice to the subject Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, its investment adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (i) termination by the Company upon any substitution of the shares of another investment company or series thereof for Shares in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the subject Fund and the Underwriter of the date of substitution.

         9.2. Notwithstanding any termination of this Agreement, the subject Fund and the Underwriter shall, at the option of the Company, continue to make available additional Shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Underwriter requests that the Company seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the Shares. The Underwriter agree to split the cost of seeking such an order, and the Company agrees that it shall reasonably cooperate with the Underwriter and seek such an order upon request. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the subject Fund, redeem investments in the Fund, and/or invest in the Fund upon the making of additional purchase payments under the existing Contracts (subject to any such election by the Underwriter). The parties agree that this Section 9.2 shall not apply to any terminations under Section 9.1(i) of this Agreement.

         9.3. The Company shall not redeem Shares attributable to the Contracts (as opposed to Shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to the Subject Fund and Underwriter, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the Shares is consistent with the terms of the Contracts, (iv) as permitted under the terms of the Contract, or (v) upon the liquidation of a Designated Portfolio in accordance with Section 1.1. Upon request, the Company will promptly furnish to the Fund and the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the subject Fund or the Underwriter 45 days notice of its intention to do so.

         9.4. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X. Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to a Fund:    Fund Name (Company to insert)
                          Attn:  John Sullivan
                          Treasurer

                          One Parkway Plaza
                          Oakbrook Terrace, Illinois  60181

              Copy to:    Van Kampen Investments Inc.
                          Attn: General Legal Counsel
                          One Parkview Plaza
                          Oakbrook Terrace, Illinois  60181


    If to the Company:    Barry G. Skolnick, Esq.
                          Senior Vice President and General Counsel
                          Merrill Lynch Life Insurance Company
                          7 Roszel Road
                          Princeton, New Jersey  08540


If to the Underwriter:    Van Kampen Funds Inc.
                          Attn:  Andrew Scherer
                          Executive Director
                          One Parkview Plaza
                          Oakbrook Terrace, Illinois  60181

              Copy to:    Van Kampen Investments Inc.
                          Attn:  General Legal Counsel
                          One Parkview Plaza
                          Oakbrook Terrace, Illinois  60181


ARTICLE XI.  Miscellaneous

         11.1. All persons dealing with a Fund must look solely to the property of the subject Fund, and in the case of a series company, the respective Designated Portfolios listed on Schedule B hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents, or shareholders of a Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

         11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

         11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Arkansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable contract operations of the Company are being conducted in a manner consistent with the Arkansas variable annuity laws and regulations and any other applicable law or regulations.

         11.7. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         11.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

MERRILL LYNCH LIFE INSURANCE COMPANY:

                                       By its authorized officer

                                       By:      Barry G. SkolnickTitle:Senior
                                                Vice President & General Counsel
                                       Date:
                                                --------------------------------



VAN KAMPEN EQUITY TRUST:

                                       By its authorized officer

                                       By:
                                                --------------------------------
                                       Title:
                                                --------------------------------
                                       Date:
                                                --------------------------------

VAN KAMPEN COMSTOCK FUND:
                                       By its authorized officer

                                       By:
                                                --------------------------------
                                       Title:
                                                --------------------------------
                                       Date:
                                                --------------------------------


VAN KAMPEN EQUITY AND INCOME FUND:
                                       By its authorized officer

                                       By:
                                                --------------------------------
                                       Title:
                                                --------------------------------
                                       Date:
                                                --------------------------------


VAN KAMPEN FUNDS INC.
                                       By its authorized officer

                                       By:
                                                --------------------------------
                                       Title:
                                                --------------------------------
                                       Date:
                                                --------------------------------

                                   SCHEDULE A


                        SEPARATE ACCOUNTS OF THE COMPANY




Dated:   September 18, 2002

Merrill Lynch Life Variable Annuity Separate Account D

                                   SCHEDULE B

                        DESIGNATED PORTFOLIOS AND CLASSES





Dated:  ____________, 2002

                                   SCHEDULE C

                                 FUND MATERIALS

PART I.         Fund Description

   - Each Fund or the Underwriter will provide to Company or a common service provider designated by Company within ten (10) days of the end of each month, the Fund's average annual return for the 1, 5, and 10 year periods ending the current month on a Net Asset Value basis.

   - Each Fund or the Underwriter will provide to Company a description of the Fund including holdings, portfolio composition, largest sectors and US/foreign allocation and a statement of objective in a mutually acceptable format.


Part II.        Fund Information and Materials

         Each Fund or the Underwriter will use best reasonable efforts to provide to Company the following information and materials as relate to the Fund on an as needed basis, as requested by Company:

            - A supply of materials relating to the Fund (prospectuses and shareholder reports) to include with contract application sales, marketing and communication materials.

            - Specific investment performance information that may be requested that cannot be obtained from the prospectus. This would include specific calculations on various performance parameters and will require an aggressive turnaround time (usually 5 business days).

            - A supply of one (1) page Fund profiles (fact sheets) with current fund performance information, that the Fund has had approved by the NASD. The Funds or the Underwriter will use best reasonable efforts to make this supply available in sufficient quantities to a fulfillment center of Company's choosing, by the last business day of the month following every calendar quarter-end (March, June, September, and December).